                    WHITMAN MEDICAL CORP. AND SUBSIDIARIES

               COMPUTATION OF NET INCOME (LOSS) PER SHARE OF COMMON STOCK


                                                                                      FOR THE THREE MONTHS ENDED
                                                                             December 31,                  December 31,
                                                                                 1995                          1994
                                                                            --------------                --------------

Primary:
Average shares outstanding                                                     3,872,141                     3,379,398

Net effect of dilutive stock options and warrants based on the
 treasury stock method using the average market price                             51,930
Sanford Brown shares held in escrow                                              510,806
                                                                               ---------                     ---------
Total                                                                          4,434,877                     3,379,398
                                                                               ==========                    =========
Net income (loss)                                                            $   151,417                   $ (236,812)
Per share amount                                                                    $.03                        $(.07)

Fully diluted:
Average shares outstanding                                                     3,872,141                     3,379,398

Net effect of stock options and warrants based on the
 treasury stock method using quarter-end market price                            128,048                       196,206
Sanford Brown shares held in escrow                                              510,806
                                                                               ---------                     ---------
Total                                                                          4,510,995                     3,575,604
                                                                               ==========                    =========
Net income (loss)                                                            $   151,417                   $ (236,812)
Per share amount                                                                    $.03                        $(.07)


      Net income (loss) per share of common stock for primary purposes is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their dilutive effect. Included as common stock equivalents for the three months ended December 31, 1995 for fully diluted purposes are 510,806 shares issued in connection with the acquisition of Sanford-Brown College that remain in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve certain events.



                                  Exhibit 11

                    WHITMAN MEDICAL CORP. AND SUBSIDIARIES

               COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK


                                                                                      FOR THE NINE MONTHS ENDED
                                                                             December 31,                  December 31,
                                                                                 1995                          1994
                                                                            --------------                --------------

Primary:
Average shares outstanding                                                     3,865,583                     3,379,398

                                                                               ---------                     ---------
Total                                                                          3,865,583                     3,379,398
                                                                               ==========                    =========
Net loss                                                                     $(1,301,712)                    $(315,346)
Per share amount                                                                   $(.34)                        $(.09)

Fully diluted:
Average shares outstanding                                                     3,865,583                     3,379,398

Net effect of stock options and warrants based on the
 treasury stock method using quarter-end market price                            128,048                       196,206
Sanford Brown shares held in escrow                                              510,806
                                                                               ---------                     ---------
Total                                                                          4,504,437                     3,575,604
                                                                               ==========                    =========
Net loss                                                                     $(1,301,712)                    $(315,346)
Per share amount                                                                   $(.29)                        $(.09)


      Net loss per share of common stock for primary purposes is computed by dividing net loss by the weighted average number of shares outstanding during the period adjusted for common stock equivalents when such adjustments result in dilution of earnings per share. The Company has considered all common stock equivalents for purposes of calculating fully diluted earnings per share regardless of their dilutive effect. Included as common stock equivalents for the nine months ended December 31, 1995, for fully diluted purposes are 510,806 shares issued in connection with the acquisition of Sanford-Brown College that remain in escrow to be disbursed to the seller or returned to the Company upon the occurrence of, or failure to achieve certain events.



                                  Exhibit 11